JOEL S. BAUM, P.A.

CERTIFIED PUBLIC ACCOUNTANT           MEMBER:
                                      American Institute of CPAs
                                      Florida Institute of CPAs
                                      AICPA SEC & Private Companies
                                      Division



Capitol Communities Corporation
25550 Hawthorne Blvd.
Suite 207
Torrance, CA 90505


                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


         We hereby consent to the incorporation by reference our firm's firm's audit report in the Capitol Communities Corporation's Annual Report on Form 10-KSB for the year ended September 30, 2001, into the S-8 Registration Form registering the Company's Employee Incentive Stock Plan.

March 4, 2002
Coral Springs, Florida



                                          By:  /s/ Joel Baum
                                               -------------
                                                   Joel Baum